As filed with the Securities and Exchange Commission on July 25,
                                      1996

                                 Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               THERMO VOLTEK CORP.
             (Exact name of registrant as specified in its charter)

              Delaware                                   13-1946800
        (State or other jurisdiction of                (I.R.S. Employer
        incorporation or organization)                 Identification No.)


                               470 Wildwood Street
                           Woburn, Massachusetts 01888
               (Address of Principal Executive Offices) (Zip Code)

                               THERMO VOLTEK CORP.
                              EQUITY INCENTIVE PLAN
                            (Full title of the plan)

                          Sandra L. Lambert, Secretary
                               Thermo Voltek Corp.
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
                          (Name, address, and telephone
               number, including area code, of agent for service)

                                   Copies to:
              Seth H. Hoogasian, Vice President and General Counsel
                               Thermo Voltek Corp.
                         81 Wyman Street, P.O. Box 9046
                        Waltham, Massachusetts 02254-9046
                                 (617) 622-1000
        ________________________________________________________________

        The proposed commencement of sales is as soon as practicable after the Registration Statement has become effective and upon the grant or exercise of options granted pursuant to the Registrant's Equity Incentive Plan (the "Plan").
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        There are also being registered hereunder such additional
        indeterminate number of shares of the Registrant's Common Stock as may be issuable in connection with adjustments under the Plan to reflect certain changes in the Registrant's capital structure, including stock dividends or stock split-ups.

        CALCULATION OF REGISTRATION FEE


                                     Proposed    Proposed
        Title of         Amount to   Maximum     Maximum      Amount of
        Securities to be be          Offering    Aggregate    Registrati
        Registered       Registered  Price Per   Offering     on Fee
                         (1)         Share (1)   Price Per
                                                 Share (1)

        Common Stock,
        $.05 par value     200,000     $16.4375   $3,287,500    $1,134
        per share


        (1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price has been based upon (i) the registration hereunder of an aggregate of 200,000 shares of the Registrant's Common Stock to be issued pursuant to options granted under the Plan and (ii) the average of the high and low sales prices, $17.00 and $15.875 respectively, of the Registrant's Common Stock on the American Stock Exchange on July 23, 1996, as reported in The Wall Street Journal.
























                                          2
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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.  Incorporation of Documents by Reference

         The following Thermo Voltek Corp. (the "Company") documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 30, 1995.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1996.

         (3) The description of the Company's capital stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In June 1996, the Company declared a three-for-two stock split in the form of a 50% stock dividend, payable on August 23, 1996, to shareholders of record as of August 9, 1996. Distribution of the stock dividend is subject to shareholder approval of an increase in the Company's authorized stock to 25,000,000 shares, to be voted on at a special meeting of the Company's shareholders to be held on August 8, 1996. Financial results for prior periods will be restated to reflect the stock dividend, if approved. The share and per share data as reported in the Company's Annual Report on Form 10-K for the year ended December 30, 1995 and Quarterly Report on Form 10-Q for the quarter ended March 30, 1996, incorporated herein by reference, have not been restated to reflect the stock split. The Company's Common Stock outstanding as of March 30, 1996, on a pro forma basis to reflect the stock split, would have been 7,864,866. The following table presents earnings per share and weighted average shares as previously filed and as amended to reflect the stock split:










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                                  Fiscal Year        Three Months Ended

                            1993     1994     1995   April 1,  March 30,
                                                       1995      1996
     As Previously Filed
     Earnings per Share:
        Primary           $  .12   $  .28   $  .60   $  .10   $  .18
                          $  .12   $  .26   $  .42   $  .08   $  .11
         Fully diluted

     Weighted Average
     Shares:              3,931    3,997     4,487    4,045    5,317
        Primary           3,931    8,912     9,027    8,967    9,095
        Fully diluted
     As Amended
     Earnings per Share:
        Primary           $  .08   $  .19   $  .40   $  .07   $  .12
        Fully diluted     $  .08   $  .17   $  .28   $  .05   $  .08

     Weighted Average
     Shares:              5,896      5,995    6,731    6,067    7,975
        Primary           5,896    13,368   13,541    13,450  13,643
        Fully diluted


         All reports or proxy statements filed by the Company pursuant to Sections l3(a), l3(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective dates of filing such documents.

    Item 4.  Description of Securities.

         Not Applicable.

    Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock offered hereby has been passed upon by Seth H. Hoogasian, Esq., General Counsel of the Company. Mr. Hoogasian is also the General Counsel of Thermo Electron Corporation, the ultimate majority stockholder of the Company. Mr. Hoogasian is a full-time employee of Thermo Electron Corporation and owns or has the right to acquire 8,900 shares of the common stock of Thermedics Inc.(the direct parent of the Company) and 118,177 shares of the common stock of Thermo Electron Corporation.


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    Item 6.  Indemnification of Directors and Officers.

         The Delaware General Corporation Law and the Company's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Company and to its stockholders and provide for indemnification of the Company's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Company also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made (a) to the Company's Certificate of Incorporation, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended January 2, 1993 (file no. 1-10574),
    (b) the Company's By-Laws filed as Exhibit 3.2 to the Company's Transition Report on Form 10-K for the six months ended December 9, 1990 (file no. 1-10574) and (c) the Company's form of Indemnification Agreement for Officers and Directors filed as
    Exhibit 10.13 to said Transition Report.

    Item 7.  Exemption from Registration Claimed.

         Not Applicable.

    Item 8.  Exhibits.

         See the Exhibit Index immediately preceding the Exhibits to this Registration Statement.

    Item 9.  Undertakings.

    (a)  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of
              1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;



                                      II-3
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               (iii)   To include any material information with respect
    to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit


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    to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

















































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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on the 24th day of July, 1996.

                                  THERMO VOLTEK CORP.

                                  By: /s/ John W. Wood Jr.

                                  John W. Wood Jr.
                                  President and Chief Executive Officer


                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John N. Hatsopoulos, Paul F. Kelleher, Seth H. Hoogasian, Sandra L. Lambert and Jonathan W. Painter, and each of them, as his true and lawful attorneys-in-fact and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                    Title                 Date

                                  President, Chief      July 24, 1996
                                  Executive
                        /s/       Officer and Chairman
     John W. Wood Jr.             of the Board
                                  (Principal Executive
                                  Officer)

     John W. Wood Jr.


                                      II-6
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                                  Vice President, Chief July 24, 1996
                                  Financial
                    /s/           Officer and Director
     John N. Hatsopoulos          (Principal Financial
                                  Officer)
     John N. Hatsopoulos



     /s/ Paul F. Kelleher         Chief Accounting      July 24, 1996
                                  Officer
     Paul F.Kelleher             (Principal Accounting Officer)



     /s/ Elias P. Gyftopoulos          Director         July 24, 1996

     Elias P. Gyftopoulos




    /s/ William W.Hoover          Director              July 24, 1996

        William W. Hoover




     /s/ Sandra L. Lambert        Director             July 24, 1996

        Sandra L. Lambert



                                        Director
        Theo Melas-Kyriazi        Director            July __, 1996


    /s/ Peter Richman


        Peter Richman             Director           July 24, 1996


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                                      II-8
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                                EXHIBIT INDEX



     Exhibit No.     Description of Exhibit   Sequential Page Number
     -----------     ----------------------   ----------------------

     4(a)            Thermo Voltek Corp.
                     Equity Incentive Plan*


     5               Opinion of Seth H.                 10
                     Hoogasian, Esq.

     23(a)           Consent of Seth H.
                     Hoogasian, Esq.

                     (Contained in his
                     opinion filed
                     as Exhibit 5)


     23(b)           Consent of Arthur                  11
                     Andersen LLP

     24              Power of Attorney (see
                     signature page of this
                     Registration Statement)


         * Filed as Exhibit 10.49 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994 (file no. 1-11406) and incorporated herein by reference.








    AA961930010